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                                                               Exhibit 2.n.(iii)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                           --------------------------


We consent to the inclusion in this registration statement on Form N-2 (Securities Act File No. 333-41617 and Investment Company Act File No. 811-08539) of our report dated May 19, 1998, on our audit of the statement of assets and liabilities of CVS Automatic Common Exchange Security Trust. We also consent to the reference to our firm under the caption "Experts."


                                             /s/ Coopers & Lybrand L.L.P.


New York, New York
May 19, 1998